                                                                      Exhibit 11

Statement of Computation of Per Share Amounts

                                                           Three Months Ended       Nine Months Ended
                                                              September 30,           September 30,
                                                          --------------------    --------------------
                                                            1997        1996        1997        1996
                                                            ----        ----        ----        ----

Primary:
     Net loss for the period ..........................   $ (2,462)   $ (2,077)   $ (6,331)   $ (5,183)
                                                          ========    ========    ========    ========
     Weighted average number of shares of common stock
           outstanding ................................     29,797      28,535      29,511      27,967
     Shares issuable upon exercise of outstanding
           options and warrants .......................       --          --          --          --
     Shares assumed to be acquired in accordance with
           the treasury stock method ..................       --          --          --          --
                                                          --------    --------    --------    --------
     Shares used in computing per share loss ..........     29,797      28,535      29,511      27,967
     Net loss per share ...............................   $  (0.08)   $  (0.07)   $  (0.21)   $  (0.19)
                                                          ========    ========    ========    ========

Fully Diluted:

     Net loss for the period ..........................   $ (2,462)   $ (2,077)   $ (6,331)   $ (5,183)
                                                          ========    ========    ========    ========
     Weighted average number of shares of common stock
           outstanding ................................     29,797      28,535      29,511      27,967
     Shares issuable upon exercise of outstanding
           options and warrants .......................        256       1,367         514       3,371
     Shares assumed to be acquired in accordance
           with the treasury stock method .............       (126)        (57)        (85)     (1,549)
                                                          --------    --------    --------    --------
     Shares used in computing per share loss ..........     29,927      29,845      29,940      29,789
                                                          --------    --------    --------    --------
     Net loss per share ...............................   $  (0.08)   $  (0.07)   $  (0.21)   $  (0.17)
                                                          ========    ========    ========    ========

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